As filed with the Securities and Exchange Commission on February 5, 1999.

                                                 Registration No. 333-__________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549

                              -------------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------

                                     GALAGEN INC.

              (Exact name of the Registrant as specified in is charter)

             Delaware                                 41-1719104
  (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization                  Identification No.)
                                  1275 Red Fox Road
                             Arden Hills, Minnesota 55112
                                    (651) 634-4230
                  (Address and telephone number of the Registrant's
                             principal executive offices)

                                   Robert A. Hoerr
            Chairman of the Board of Directors and Chief Executive Officer
                                     GalaGen Inc.
                                  1275 Red Fox Road
                             Arden Hills, Minnesota 55112
                                    (651) 634-4230
              (Name, address and telephone number of agent for service)
                       ---------------------------------------

                                       copy to:
                                     Kris Sharpe
                                 Faegre & Benson LLP
                                  200 Norwest Center
                               90 South Seventh Street
                             Minneapolis, Minnesota 55402

                       ---------------------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / / _________________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________________________________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                          AMOUNT TO    PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF SECURITIES TO        BE      OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION
             BE REGISTERED                REGISTERED      SHARE (1)           PRICE (1)             FEE
--------------------------------------------------------------------------------------------------------------
      Common Stock, $.01 par value          318,800         $2.39              $761,932             $212
                                            Shares
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).


                           -------------------------------


          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   Subject to completion.  Dated February 5, 1999.



                                      PROSPECTUS



                                    318,800 SHARES



                                     GALAGEN INC.



                                     COMMON STOCK

                                ----------------------

                                     GalaGen Inc.
                                  1275 Red Fox Road
                            Arden  Hills, Minnesota  55112
                                    (651) 634-4230

                                ----------------------

          This Prospectus relates to shares of our Common Stock that may be sold by a certain stockholder. We will not receive any of the proceeds from the sale of those shares.

          Our Common Stock is traded on the Nasdaq National Market under the symbol "GGEN." On February 4, 1999, the last sale price for the Common Stock, as reported on the Nasdaq National Market, was $2.00 per share.

          CERTAIN "RISK FACTORS" YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK ARE INCLUDED IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SEE PAGE 2.

                               ------------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------------

                   THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1999

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available at the office of the National Association of Securities Dealers, Inc. For more information on obtaining copies of our public filings at the National Association of Securities Dealers, Inc., you should write to National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

     - Annual Report on Form 10-K for the year ended December 31, 1997 (including information specifically incorporated by reference into our Form 10-K from our 1997 Annual Report to Shareholders and our definitive Notice and Proxy Statement for our 1998 Annual Meeting of Shareholders);

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

     -    Current Report on Form 8-K dated December 23, 1998;

     -    Current Report on Form 8-K dated February 5, 1999; and

     - the description of our Common Stock contained in the registration statement on Form 8-A filed on March 13, 1996 and any amendment or reports filed to update that description after the date of this prospectus.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                    Mr. Gregg A. Waldon
                    Secretary
                    GalaGen Inc.
                    1275 Red Fox Road
                    Arden Hills, Minnesota 55112
                    (651) 634-4230

     You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.


                                     RISK FACTORS

     Certain "Risk Factors" you should consider before buying shares of the Common Stock are included in the documents incorporated by reference into this Prospectus.

                                     THE COMPANY

          We are a nutritional products company whose mission is to become the leading presence in foods, beverages and dietary supplements that help enhance the immune system. To accomplish this mission, we are focusing our efforts on channels that demand immune-enhancing benefits in certain segments of the consumer foods and beverages market and in certain segments of the clinical nutrition products markets. A critical factor for our success is our immune-enhancing ingredient that is derived from colostrum, the highly nutritious first milk from a dairy cow, which has been branded Proventra-TM-Brand Natural Immune Components ("Proventra"). The primary immune-enhancing components of Proventra are antibodies, which are proteins that enhance the body's immune system to protect against harmful pathogens. Secondary immune-enhancing components providing further disease resistance are proteins, such as lactoferrin, as well as growth factors and multiple vitamins and minerals.

          We are a Delaware corporation formed in 1992. Our executive offices are located at 1275 Red Fox Road, Arden Hills, Minnesota 55112, and our telephone number is (651) 634-4230.

                   PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

          Our Common Stock is listed on the Nasdaq National Market under the symbol GGEN. The following table shows, for the calendar periods indicated, the reported high and low sale prices of the Common Stock on the Nasdaq National Market, as reported by the Nasdaq National Market.

                                                                 HIGH           LOW
                                                             ------------   -----------
       1997:
          First Quarter ..............................          $4.625         $1.750
          Second Quarter .............................           3.250          2.000
          Third Quarter ..............................           2.750          2.000
          Fourth Quarter .............................           2.375          1.500

       1998:
          First Quarter ..............................          $2.250         $0.844
          Second Quarter .............................           3.313          1.563
          Third Quarter ..............................           4.000          1.625
          Fourth Quarter .............................           3.000          1.375

       1999:
          First Quarter (through January 29, 1999) ...          $2.625         $1.906

          As of January 29, 1999 there were approximately 1,400 holders of record of our Common Stock.

          We have never declared or paid any cash dividends on our Common Stock. We currently do not anticipate paying any cash dividends in the foreseeable future.

                                 SELLING STOCKHOLDER

          The following table identifies the selling stockholder (the "Selling Stockholder") and the number of outstanding shares of our common stock beneficially owned by it as of January 29, 1999. The maximum number of shares proposed to be sold by the Selling Stockholder pursuant to this Registration Statement and the number of shares it will own after such sales is also shown below. The Selling Stockholder obtained the shares offered hereby pursuant to that certain Asset Purchase Agreement dated as of September 1, 1998, as amended on October 28, 1998 and December 23, 1998 (collectively, the "Purchase Agreement") by and between Nutrition Medical, Inc. (currently known as NM Holdings, Inc.) and the Company. The percentages are based on 8,948,446 shares outstanding on January 29, 1999.

                                SHARES OWNED                              SHARES OWNED
                             PRIOR TO OFFERING                         AFTER OFFERING (1)
                          --------------------------               ---------------------------
                                       PERCENT OF       SHARES                   PERCENT OF
           NAME            NUMBER      OUTSTANDING      OFFERED      NUMBER     OUTSTANDING
------------------------  --------   ---------------  -----------  ---------- ----------------
NM Holdings, Inc.          318,800         3.6          318,800         0            --

---------------------------

(1) Assumes sale of all shares of the Selling Stockholder offered hereby.

                                 PLAN OF DISTRIBUTION

         The Selling Stockholder may effect the distribution of the shares from time to time (but no later than March 31, 2001) in one or more transactions:

          -    on the Nasdaq National Market or otherwise;
          -    in the over-the-counter market;
          -    in negotiated transactions;
          - through the writing of options on shares (whether the options are listed on an options exchange or otherwise); or
          -    a combination of such methods of sale.

         The Selling Stockholder may sell the shares at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The Selling Stockholder also may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the "Securities Act"), at such times as such sales are permitted pursuant to such Rule. The Selling Stockholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or to the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholder and broker-dealers that participate with the Selling Stockholder in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. We have informed the Selling Stockholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 (as amended) may apply to the Selling Stockholder's sales of shares in the market.

         Upon notification to us by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the Selling Stockholder and of the participating broker-dealers, (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

          The Selling Stockholder agreed pursuant to the Purchase Agreement to limit its sales of the shares offered hereby as follows:

          (a) immediately upon effectiveness of the registration statement to which this Prospectus relates, the Selling Stockholder may sell or transfer up to 10% of the shares offered hereby;

          (b) during each month of December 1998 through May 1999 the Selling Stockholder may sell or transfer up to an additional 5% of the shares offered hereby per month; and

          (c) during each month of June 1999 through November 1999 the Selling Stockholder may sell or transfer up to an additional 10% of the shares offered hereby per month.

          The foregoing percentages are intended to be cumulative, such that any shares not sold within such limitations at the time or within the period permitted shall continue to be available for sale at any time during the remainder of the one-year period following December 23, 1998. After December 23, 1999 the Purchase Agreement imposes no limitation on the Selling Stockholder's ability to sell the shares offered hereby.

                                    LEGAL OPINIONS

          Faegre & Benson LLP, 2200 Norwest Center, Minneapolis, Minnesota 55402, will pass upon the validity of the shares of Common Stock offered hereby for the Company.

                                       EXPERTS

          Ernst & Young LLP, independent auditors, have audited our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 1997, as set forth in their report thereon included therein and incorporated herein by reference. Those financial statements are incorporated herein by reference in reliance upon their report given upon their authority as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.

               SEC registration fee ..........................      $   212
               Nasdaq listing fee ............................        6,376
               Legal services and expenses ...................       65,000
               Accounting services and expenses ..............        1,000
               Printing fees .................................          500
               Miscellaneous .................................          412
                                                                ----------------
               Total                                                $73,500
                                                                ----------------
                                                                ----------------

               Except for the SEC registration fee and the Nasdaq listing fee, all of the foregoing expenses have been estimated. The Selling Stockholder will bear fees and disbursements of their own legal counsel and transfer taxes, provided, however, that the Company will pay up to $1,250 of the expenses for legal counsel to the Selling Stockholder in connection with the registration of this offering. The Company will bear all other expenses.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her services as a director or officer of the corporation, or his or her service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides for the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

               The Restated Certificate of Incorporation of the Company eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit. The Company's Restated Certificate of Incorporation and Restated Bylaws provide for the broad indemnification of the directors and officers of the Company and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

               Under Section 15.5 of the Purchase Agreement filed as Exhibit 4.2 hereto, the Selling Stockholder agrees to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16.       EXHIBITS

Exhibit
Number
------
3.1       Restated Certificate of Incorporation of the Company. (1)
3.2       Restated Bylaws of the Company. (2)
4.1       Specimen Common Stock Certificate. (3)
4.2       Asset Purchase Agreement by and between the Company and Nutrition
          Medical, Inc. dated as of September 1, 1998. (4)
4.3       Amendment to Asset Purchase Agreement by and between the Company and
          Nutrition Medical, Inc. dated as of October 28, 1998. (5)
4.4       Second Amendment to Asset Purchase Agreement by and between the
          Company and Nutrition Medical, Inc. dated as of December 23, 1998. (6)
5         Opinion of Faegre & Benson LLP.
23.1      Consent of Ernst & Young LLP.
23.2      Consent of Faegre & Benson LLP (included in Exhibit 5).
24        Powers of Attorney of directors and officers of the Company (included with signatures to this Registration Statement).

------------------------------

       (1) Incorporated herein by reference to Exhibit No. 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).
       (2) Incorporated by reference to Exhibit No. 3.4 of the Company's Registration Statement on Form S-1 (Registration No. 333-1032)
       (3) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).
       (4) Incorporated herein by reference to Exhibit No. 10.26 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1998 (File No. 0-27976).
       (5) Incorporated herein by reference to Exhibit No. 2.2 to the Company's Current Report on Form 8-K dated December 23, 1998 (File No. 0-27976).
       (6) Incorporated herein by reference to Exhibit No. 2.3 to the Company's Current Report on Form 8-K dated December 23, 1998 (File No. 0-27976).

ITEM 17.       UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arden Hills, State of Minnesota, on February 3, 1999.


                                        GALAGEN, INC.
                                        (Registrant)

                                        By   /s/ Robert A. Hoerr, M.D., Ph.D.
                                           -------------------------------------
                                             Robert A. Hoerr, M.D., Ph.D.
                                             CHAIRMAN OF THE BOARD OF DIRECTORS
                                             AND CHIEF EXECUTIVE OFFICER

                                  POWER OF ATTORNEY

     Each of the undersigned hereby appoints Robert A. Hoerr, M.D., Ph.D. and Gregg A. Waldon, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, representing a majority of the Board of Directors, in the capacities and on the dates indicated.

                NAME                                   TITLE                           DATE
-------------------------------------  -------------------------------------  -----------------------
  /s/ Robert A. Hoerr, MD., PhD.
-------------------------------------
Robert A. Hoerr, M.D., Ph.D.            Chairman of the Board of Directors      February 3, 1999
                                          and Chief Executive Officer
                                          (Principal Executive Officer and
                                          Director)

  /s/ Gregg A. Waldon
-------------------------------------
Gregg A. Waldon                         Vice President, Chief Financial         February 3, 1999
                                          Officer, Treasurer and Secretary
                                          (Principal Financial Officer and
                                          Principal Accounting Officer)

  /s/ Henry J. Cardello
-------------------------------------
Henry J. Cardello                                      Director                 February 3, 1999

  /s/ Ronald O. Ostby
-------------------------------------
Ronald O. Ostby                                        Director                 February 3, 1999

  /s/ R. David Spreng
-------------------------------------
R. David Spreng                                        Director                 February 3, 1999


-------------------------------------
Winston R. Wallin                                      Director

                                    EXHIBIT INDEX

 EXHIBIT        DESCRIPTION                                                                                    PAGE
------------   -------------------------------------------------------------------------------     ---------------------------
 3.1            Restated Certificate of Incorporation of the Company. (1)                           INCORPORATED BY REFERENCE
 3.2            Restated Bylaws of the Company. (2)                                                 INCORPORATED BY REFERENCE
 4.1            Specimen Common Stock Certificate. (3)                                              INCORPORATED BY REFERENCE
 4.2            Asset  Purchase  Agreement  by  and  between  the  Incorporated  Company  and       INCORPORATED BY REFERENCE
                Nutrition Medical, Inc. dated as by Reference of September 1, 1998. (4)
 4.3            Amendment  to  Asset  Purchase  Agreement  by  and  between  the  Company and       INCORPORATED BY REFERENCE
                Nutrition Medical, Inc. dated as of October 28, 1998. (5)
 4.4            Second  Amendment  to Asset Purchase Agreement by and between the Company and       INCORPORATED BY REFERENCE
                Nutrition Medical, Inc. dated as of December 23, 1998. (6)
 5              Opinion of Faegre & Benson LLP.                                                        FILED ELECTRONICALLY
 23.1           Consent of Ernst & Young LLP.                                                          FILED ELECTRONICALLY
 23.2           Consent of Faegre & Benson LLP (included in Exhibit 5).                                FILED ELECTRONICALLY
 24             Powers  of  Attorney  of directors and officers of the Company (included with signatures to this Registration Statement).

------------------------------
          (1) Incorporated herein by reference to Exhibit No. 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).
          (2) Incorporated by reference to Exhibit No. 3.4 of the Company's Registration Statement on Form S-1 (Registration No. 333-1032)
          (3) Incorporated herein by reference to the same numbered Exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-1032).
          (4) Incorporated herein by reference to Exhibit No. 10.26 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1998 (File No. 0-27976).
          (5) Incorporated herein by reference to Exhibit No. 2.2 to the Company's Current Report on Form 8-K dated December 23, 1998 (File No. 0-27976).
          (6) Incorporated herein by reference to Exhibit No. 2.3 to the Company's Current Report on Form 8-K dated December 23, 1998 (File No. 0-27976).




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